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                                                                       EXHIBIT A

                  This Exhibit A to Schedule 13D is filed pursuant to the requirements of Rule 13d(1)(f)(1)(iii). The undersigned, The Progressive Corporation and United Financial Adjusting Company, hereby agree that the
Schedule 13D to which this Exhibit is attached is filed on behalf of each of the undersigned.

                                           THE PROGRESSIVE CORPORATION


                                           By:/s/ Charles B. Chokel
                                              Charles B. Chokel, Treasurer


                                           UNITED FINANCIAL ADJUSTING COMPANY


                                           By:/s/ Janet A. Dolohanty
                                              Janet A. Dolohanty, Vice President



Dated as of  December 8, 1998